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                                                                   EXHIBIT 12(b)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)
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
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                                                                              Nine Months Ended Sept. 30,
Millions, Except Ratios                                                                2001             2000
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Earnings:
     Net income........................................................               $ 757            $ 752
     Undistributed equity earnings.....................................                 (34)              44
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     Total earnings....................................................                 723              796
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Income taxes...........................................................                 450              429
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Fixed charges:
     Interest expense including amortization of debt discount..........                 441              444
     Portion of rentals representing an interest factor................                  30              127
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     Total fixed charges...............................................                 471              571
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Earnings available for fixed charges...................................             $ 1,644          $ 1,796
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Ratio of earnings to fixed charges.....................................                 3.5              3.1
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